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                                                                     EXHIBIT 5.1

                                 Law Offices of
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                              Washington, DC 20005
                          Telephone No. (202) 347-0300

                                  April 9, 1999

Board of Directors
Coastal Bancorp, Inc.
Coastal Banc Plaza
5718 Westheimer, Suite 600
Houston, Texas   77057

Ladies and Gentlemen:

        We are providing this opinion in connection with the Registration Statement of Coastal Bancorp, Inc. (the "Company") on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed offering from time to time, together or separately, of up to $150,000,000 of the Company's: (i) debt securities, including any junior subordinated debentures issued to the Coastal Bancorp Capital Trust I (the "Trust")("Debt Securities"); (ii) preferred stock, no par value per share ("Preferred Stock"); (iii) common stock, par value $0.00667 per share ("Common Stock"); (iv) trust preferred securities of the Trust ("Trust Preferred Securities"); and (v) the guarantees by the Company of any Trust Preferred Securities issued by the Trust pursuant to one or more Guarantee Agreements to be executed by the Company (the "Guarantees"). The Debt Securities, the Preferred Stock, the Common Stock, the Trust Preferred Securities and the Guarantees are collectively referred to herein as the "Offered Securities."

        We have examined (i) the Registration Statement; (ii) the Company's Articles of Incorporation and Bylaws, as amended to date; (iii) the proposed form of Indenture for the Debt Securities (including, as exhibits, proposed forms of the Registered Security and the Bearer Security thereunder) from the Company to The Bank of New York, as Trustee (the "Indenture"), providing for the issuance of the Debt Securities from time to time in one or more series pursuant to the terms of one or more Securities Resolutions (as defined in the Indenture) creating such series; (iv) other exhibits to the Registration Statement relating to the Offered Securities; (v) corporate proceedings of the Company relating to the Registration Statement, the Indenture and the transactions contemplated thereby; and (vi) such other documents, and such matters of law, as we have deemed necessary in order to render this opinion.

        For purposes of this opinion, we have assumed that (i) no change occurs in applicable law or the pertinent facts and (ii) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.



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Coastal Bancorp, Inc.
April 9, 1999
Page 2

        On the basis of and subject to the foregoing, we advise you that, in our opinion:

        When (i) the Registration Statement has become effective under the Act,
        (ii) the terms of any class or series of Offered Securities have been authorized by appropriate action of the Company in a manner that would not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by a court or a governmental or regulatory body having jurisdiction over the Company, (iii) any such class or series of Offered Securities has been duly issued and sold, and payment has been received for such Offered Securities in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, then the Offered Securities (excluding the Trust Preferred Securities) will be duly authorized and legally issued and will constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (z) the qualification that the remedy of specific performance and injunctive or other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

        The foregoing opinion is limited to the Federal securities laws of the United States and the corporate and contract laws of the States of New York and Texas, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

        As to the legality of the Trust Preferred Securities to be issued by the Trust, you will receive the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and the Company, in connection with any future offering of such Trust Preferred Securities pursuant to the Registration Statement. We are expressing no opinion with respect to any matters addressed in such opinion.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part thereof. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                      Very truly yours,

                                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                      By: /s/ Norman B. Antin
                                         --------------------------------------
                                          Norman B. Antin, a Partner